UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2010

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 15, 2010, People’s United Financial, Inc. (the “Company”) issued a press release announcing its results of operations for the three- and six-month periods ended June 30, 2010. A copy of that press release is being furnished herewith as Exhibit 99.1.

The information contained in and accompanying this Form 8-K with respect to Item 2.02 (including Exhibit 99.1 hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The Bylaws of the Company have been amended, effective July 15, 2010, in the following respects:

•

Article II, Section 9 (Voting; Voting of Shares in the Name of Two or More Persons) has been amended to provide for the election of directors by a majority vote, rather than by a plurality vote, in director elections that are not contested.

•

Article II, Section 12 (Procedure for Nominations) has been amended to require a shareholder who intends to nominate a director for election in accordance with applicable provisions of the Company’s Certificate of Incorporation to provide the Company with information regarding the proposed nominee’s intent to comply with the newly-adopted mandatory resignation policy for directors. The policy is described in Section 8.01 below.

A copy of these amendments is being filed herewith as Exhibit 3.2.

Item 8.01.	Other Events

The Board of Directors of the Company has adopted a policy requiring a Director to tender his or her resignation as a member of the Board if he or she fails to receive the required number of votes for re-election. This policy was adopted in connection with the amendment of Article II, Section 9 of the Company’s Bylaws as described in Item 5.03 above.

A copy of the resignation policy is being filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(c)	The following Exhibits are submitted herewith.

Exhibit No.	Description

3.2	Amendments to Bylaws

99.1	Earnings Press Release dated July 15, 2010

99.2	Board Policy on Director Elections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: July 15, 2010	By:	/S/ ERIC J. APPELLOF (Signature)
	Name:	Eric J. Appellof
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

3.2	Amendments to Bylaws	3.2-1

99.1	Earnings Press Release dated July 15, 2010	99.1-1

99.2	Board Policy on Director Elections	99.2-1